Filed Pursuant to Rule 424(b)(3)

Registration No. 333-155800

June 2013 Performance Update

The Frontier Fund Supplement Dated June 30, 2013 to Prospectus Dated April 30, 2013.

The Frontier Fund Class 2 Original

THE FRONTIER FUND’S GOAL: To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

June performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	June 30, 2013	June 30, 2013	NAV / Unit
	MTD	YTD
Balanced Series-2	-6.91%	-8.49%	$136.54
Balanced Series-2a	-6.80%	-7.78%	$114.69
Frontier Select Series-2	0.95%	4.51%	$104.04
Long/Short Commodity Series-2	-4.47%	-7.68%	$134.46
Frontier Heritage Series-2	-2.23%	5.27%	$127.04
Winton Series-2	-3.31%	3.09%	$163.19

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of June 30, 2013. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(2,306,334.53)
Unrealized trading gain (loss)	(667,162.36)
Less: Commissions	(64,969.99)
Less: Trading Fee paid to Managing Owner	(24,379.65)
Interest income	8,306.50

Total Income	(3,054,540.03)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	32,221.47

Total Expenses	32,221.47

Net Income (Loss)	$(3,086,761.50)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	307,367.73051	$45,081,645.13	$146.67
Current month additions	0.00000	0.00
Current month redemptions	(12,603.37855)	(1,748,329.20)
Net income (loss) for current month		(3,086,761.50)	(10.13)

Net asset value, end of current month	294,764.35196	$40,246,554.43	$136.54

	Monthly rate of return		-6.91%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—2

THE FRONTIER FUND BALANCED SERIES—2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(43,850.97)
Unrealized trading gain (loss)	(12,780.36)
Less: Commissions	(1,227.45)
Less: Trading Fee paid to Managing Owner	(462.45)
Interest income	1,116.34

Total Income	(57,204.89)
EXPENSES
Trading fees	0.00
Broker service fees	0.00
Incentive fees	0.00
Management fees	611.03

Total Expenses	611.03

Net Income (Loss)	$(57,815.92)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	7,081.42480	$871,377.83	$123.05
Current month additions	0.00000	0.00
Current month redemptions	(369.70709)	(43,811.34)
Net income (loss) for current month		(57,815.92)	(8.36)

Net asset value, end of current month	6,711.71771	$769,750.57	$114.69

	Monthly rate of return		-6.80%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—2a

THE FRONTIER FUND FRONTIER SELECT SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(17,245.93)
Unrealized trading gain (loss)	47,422.39
Less: Commissions	(927.71)
Less: Trading Fee paid to Managing Owner	(1,566.75)
Interest income	3,297.54

Total Income	30,979.54
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	5,158.63

Total Expenses	5,158.63

Net Income (Loss)	$25,820.91

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	26,656.27508	$2,747,120.80	$103.06
Current month additions	0.00000	0.00
Current month redemptions	(322.77565)	(33,266.81)
Net income (loss) for current month		25,820.91	0.98

Net asset value, end of current month	26,333.49943	$2,739,674.90	$104.04

	Monthly rate of return		0.95%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER SELECT SERIES—2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(30,039.58)
Unrealized trading gain (loss)	(166,255.21)
Less: Commissions	(6,322.77)
Less: Trading Fee paid to Managing Owner	(2,794.32)
Interest income	9,796.94

Total Income	(195,614.94)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	26,912.35

Total Expenses	26,912.35

Net Income (Loss)	$(222,527.29)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	35,457.64471	$4,990,442.53	$140.74
Current month additions	0.00000	0.00
Current month redemptions	(127.35386)	(17,484.03)
Net income (loss) for current month		(222,527.29)	(6.28)

Net asset value, end of current month	35,330.29085	$4,750,431.21	$134.46

	Monthly rate of return		-4.47%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—LONG/SHORT COMMODITY SERIES—2

THE FRONTIER FUND FRONTIER HERITAGE SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(38,261.81)
Unrealized trading gain (loss)	(40,428.52)
Less: Commissions	(266.93)
Less: Trading Fee paid to Managing Owner	(2,084.70)
Interest income	2,394.74

Total Income	(78,647.22)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	4,526.43

Total Expenses	4,526.43

Net Income (Loss)	$(83,173.65)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	28,615.83200	$3,718,210.65	$129.94
Current month additions	0.00000	0.00
Current month redemptions	(231.02066)	(29,166.28)
Net income (loss) for current month		(83,173.65)	(2.90)

Net asset value, end of current month	28,384.81134	$3,605,870.72	$127.04

	Monthly rate of return		-2.23%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER HERITAGE SERIES—2

THE FRONTIER FUND WINTON SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(220,736.44)
Unrealized trading gain (loss)	(112,628.43)
Less: Commissions	(1,551.47)
Less: Trading Fee paid to Managing Owner	(5,950.35)
Interest income	7,667.21

Total Income	(333,199.48)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	21,092.80

Total Expenses	21,092.80

Net Income (Loss)	$(354,292.28)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	63,441.55019	$10,707,620.25	$168.78
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		(354,292.28)	(5.59)

Net asset value, end of current month	63,441.55019	$10,353,327.97	$163.19

	Monthly rate of return		-3.31%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES—2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(8,656,752.08)
Unrealized trading gain (loss)	(2,478,291.28)
Less: Commissions	(243,605.33)
Less: Trading Fee paid to Managing Owner	(91,403.36)
Interest income	35,324.32

Total Income	(11,434,727.73)
EXPENSES
Trading fees	0.00
Broker service fees	259,964.91
Incentive fees	0.00
Management fees	120,807.95

Total Expenses	380,772.86

Net Income (Loss)	$(11,815,500.59)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,402,002.71339	$168,989,096.17	$120.53
Current month additions	234.80157	25,486.26
Current month redemptions	(47,096.81521)	(5,457,894.15)
Net income (loss) for current month		(11,815,500.60)	(8.56)

Net asset value, end of current month	1,355,140.69975	$151,741,187.68	$111.97

	Monthly rate of return		-7.10%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES

THE FRONTIER FUND FRONTIER SELECT SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(142,785.33)
Unrealized trading gain (loss)	381,102.41
Less: Commissions	(7,527.83)
Less: Trading Fee paid to Managing Owner	(12,719.21)
Interest income	26,786.99

Total Income	244,857.03
EXPENSES
Trading fees	0.00
Broker service fees	44,606.96
Incentive fees	0.00
Management fees	41,876.06

Total Expenses	86,483.02

Net Income (Loss)	$158,374.01

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	272,810.76517	$22,544,674.21	$82.64
Current month additions	18.13036	1,437.42
Current month redemptions	(7,952.63868)	(641,457.07)
Net income (loss) for current month		158,374.01	0.66

Net asset value, end of current month	264,876.25685	$22,063,028.57	$83.30

	Monthly rate of return		0.80%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER SELECT SERIES

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(251,884.19)
Unrealized trading gain (loss)	(1,465,175.97)
Less: Commissions	(55,160.41)
Less: Trading Fee paid to Managing Owner	(54,138.70)
Interest income	85,522.06

Total Income	(1,740,837.21)
EXPENSES
Trading fees	0.00
Broker service fees	25,248.39
Incentive fees	0.00
Management fees	176,531.16

Total Expenses	201,779.55

Net Income (Loss)	$(1,942,616.76)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	368,645.17894	$44,054,602.77	$119.50
Current month additions	1,178.22678	121,667.82
Current month redemptions	(16,764.46417)	(1,848,230.18)
Net income (loss) for current month		(1,942,616.76)	(5.11)

Net asset value, end of current month	353,058.94155	$40,385,423.65	$114.39

	Monthly rate of return		-4.28%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER LONG/SHORT COMMODITY SERIES

THE FRONTIER FUND FRONTIER HERITAGE SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(187,474.87)
Unrealized trading gain (loss)	(208,593.19)
Less: Commissions	(1,322.98)
Less: Trading Fee paid to Managing Owner	(10,326.85)
Interest income	11,874.49

Total Income	(395,843.40)
EXPENSES
Trading fees	0.00
Broker service fees	32,967.94
Incentive fees	0.00
Management fees	22,419.27

Total Expenses	55,387.21

Net Income (Loss)	$(451,230.61)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	177,582.63057	$18,697,319.54	$105.29
Current month additions	38.77250	3,804.23
Current month redemptions	(7,751.55912)	(766,757.95)
Net income (loss) for current month		(451,230.61)	(2.37)

Net asset value, end of current month	169,869.84395	$17,483,135.21	$102.92

	Monthly rate of return		-2.25%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER HERITAGE SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(834,978.18)
Unrealized trading gain (loss)	(437,209.08)
Less: Commissions	(5,891.91)
Less: Trading Fee paid to Managing Owner	(22,583.68)
Interest income	29,108.57

Total Income	(1,271,554.28)
EXPENSES
Trading fees	0.00
Broker service fees	66,528.55
Incentive fees	0.00
Management fees	80,053.38

Total Expenses	146,581.93

Net Income (Loss)	$(1,418,136.21)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	281,818.36186	$40,771,499.68	$144.67
Current month additions	121.95744	16,198.89
Current month redemptions	(3,852.36509)	(509,368.09)
Net income (loss) for current month		(1,418,136.21)	(4.93)

Net asset value, end of current month	278,087.95421	$38,860,194.27	$139.74

	Monthly rate of return		-3.41%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES